SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 10, 2016

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954)917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

As we have previously reported, in December 2007, we entered into a line of credit arrangement (the “Line”) with a financial institution (the “Lender” or “Thermo Credit”), which arrangement has been renewed and modified from time to time, and under which we could borrow up to an aggregate of $2.0 million for working capital, collateralized by our accounts receivable and certain other related assets. Although the Line expired on December 27, 2013, we have continued since that date to negotiate renewal terms with the Lender and to maintain an outstanding borrowing balance under the Line. On February 10, 2016 (the “Effective Date”), we entered into a Loan Modification Agreement (“Modification”) which extended the term of the Line through December 31, 2017 (the “Maturity Date”) and also provides that, if no Default or Event of Default, as defined in the Modification, shall have occurred and be continuing as of the Maturity Date, and upon our notice and request to Lender sent per the timing and other requirements in the Modification, Lender shall (in good faith) engage in, and conclude as quickly as commercially reasonable, negotiations with us to extend the Maturity Date by up to an additional twelve months (i.e., through December 31, 2018). The Modification also changed a number of the other terms of the Line, as discussed below.

The Modification provides that as of the Effective Date the interest rate will be the prime rate plus seven and one-half percent (7.5%) per annum, but no less than eleven percent (11.0%) per annum or any higher rate that might be allowed by the terms of the Line, including the Modification, arising from certain events such as default. The preceding resulted in an interest rate of 11.0% per annum as of the Effective Date, which is one percent per annum less than the interest rate being charged under the Line prior to the Effective Date and after giving effect to the 0.25% increase in the prime rate as of December 17, 2015. The monitoring fee and the commitment fee, as provided for in the Line, were unchanged by the Modification.

The Line is subject to us maintaining an adequate level of receivables, based on certain formulas, as well as our compliance with a quarterly debt service coverage covenant. The Modification made changes to those formulas and to that covenant - we do not expect those changes to have a material adverse impact with respect to our future compliance, although this cannot be assured. The Modification allows our receivable from any single party, including Infinite Conferencing Partners, LLC (“Partners”), to be considered an Eligible Receivable to the extent that (i) the aggregate of all accounts receivable from such party and its affiliates does not exceed thirty percent (30%) of all Eligible Receivables (all Eligible Receivables for this purpose including the portion of the our accounts receivable from such party that is ultimately considered to be an Eligible Receivable) then owed by all of our account debtors and (ii) it meets all of the other requirements for eligibility as set forth in the Line.

As of the Effective Date, the outstanding balance under the Line of approximately $1,650,000 exceeded the maximum allowable borrowing amount under the Line by up to $300,000 (“Allowable Overadvance”). However, the Modification provides that notwithstanding any other provisions of the Line or the Modification, such Allowable Overadvance will not be considered a Default or an Event of Default, and Lender will agree to make advances thereunder based on the Borrowing Base plus the Allowable Overadvance, provided the Allowable Overadvance is reduced to the amounts indicated per the following schedule: February 28 – March 30, 2016 ($275,000); March 31 – April 29, 2016 ($250,000); April 30 –

May 30, 2016 ($200,000); May 31 – June 29, 2016 ($150,000); June 30 – July 30, 2016 ($100,000) and zero as of July 31, 2016 and thereafter.

The terms of the Line, prior to the Modification, required that all funds remitted by our customers in payment of receivables be deposited directly to a bank account owned by the Lender (the “Lockbox Account”). This requirement continues after the Modification - however, the Modification provides that such funds received in the Lockbox Account shall be immediately applied to any balance outstanding under the Line, or returned to us one day following clearance by the receiving bank, to the extent there is no balance outstanding under the Line. The Modification also provides that our failure to comply with these provisions shall be an immediate Event of Default, although our lack of such compliance will not be considered a Default or Event of Default during the first sixty (60) days after the Effective Date, provided that we are making reasonable progress towards such compliance.

The Modification provides that, without limiting any other rights and remedies provided by the terms of the Line or otherwise available to Lender, Lender may exercise one or more of certain rights and remedies, as listed in the Amendment, during the existence of any uncured Default (upon not less than five days prior written notice by Lender) or Event of Default which has not been waived in writing by Lender. Lender’s rights to exercise such rights and remedies will end if and when all of Debtors’ obligations to Lender in connection with the Line have been satisfied. The rights and remedies listed in the Amendment include, but are not limited to: (i) verify the validity and amount of, or any other matter relating to, the accounts by mail, telephone, telegraph or otherwise, (ii) notify all account debtors that the accounts have been assigned to Lender and that Lender has a security interest in the accounts, (iii) direct all account debtors to make payment of all accounts directly to Lender or the Lockbox Account (iv) in any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to us to such address as Lender may designate, as well as receive, open and dispose of all such mail, provided that Lender shall promptly forward to us any such items not related to the accounts, (v) exercise all of our rights and remedies with respect to the collection of accounts, (vi) settle, adjust, compromise, extend, renew, discharge or release accounts, for amounts and upon terms which Lender considers advisable and (vii) sell or assign accounts on such terms, for such amounts and at such times as Lender deems advisable.

The Modification provides that we will not declare or pay any dividends or distributions on any equity interest, if before or after such event an Event of Default or Default, as defined in the Modification, would exist.

The above only addresses certain changes in the terms and conditions of the Line and should be read in conjunction with Exhibit 10.1 hereto, which is incorporated herein by reference, as well as with reference to the previous terms and conditions of the Line as set forth in our most recent Form 10-K filed on June 12, 2015 and our most recent Form 10-Q filed on November 25, 2015 and which are also incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

10.1             Loan Modification Agreement with Thermo Credit, LLC dated February 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson

February 11, 2016

                            Robert E. Tomlinson, CFO